Exhibit 99.2

TCBI Q3 2010 Earnings October 20, 2010

Certain matters discussed on this call may contain forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares' control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our annual report on Form 10-K for the year ended December 31, 2009, and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

3 Opening Remarks Another quarter of solid earnings growth and exceptional deposit growth Focus on credit quality continued; provision and charge-offs for the quarter consistent with expectationsModest growth in loans held for investmentSignificant increase in loans held for sale as a result of refinance market and increase in market shareContinue to be well positioned with strong capital position and deposit growth

Financial Review

Net income

- Net income from continuing operations of $9.5 million for Q3-2010
- Increased 17% compared to Q2-2010; 78% increase compared to Q3-2009

Improved operating leverage and core earnings power

- $4.8 million increase in Q3-2010 Net Revenue compared to Q2-2010
  - Increase in net interest income of $4.7 million despite NIM decrease of 5 bps compared to Q2-2010
  - Increase in non-interest income of $65,000
- Net Revenue growth of 20% compared to Q3-2009
  - NIM expansion 21 bps
  - Growth of 5% in average LHI and 16% in average total loans
- Efficiency ratio of 55.1%, excluding OREO valuation allowance

Net interest margin at 4.27%

- Slight decrease from NIM of 4.32% in Q2-2010
- Increased liquidity from deposit growth, growth in liquidity assets
- Excellent pricing and structure; reduction of low-cost borrowed funds
- Effect of level of nonaccrual loans

TEXAS CAPITAL BANCSHARES, INC. 4

Financial Review

Asset quality

- Total credit cost of $17.2 million compared to $15.1 million in Q2-2010
  - Provision of $13.5 million for quarter, decreased from $14.5 million in Q2-2010 and consistent with Q3-2009
  - OREO valuation expense of $3.7 million for quarter, increased from $557,000 in Q2-2010 and $2.2 million in Q3-2009
- Decrease in non-performing assets
  - Non-accrual loans to LHI at 2.83%
  - Non-performing assets to LHI plus OREO at 3.66%
  - Net charge-offs of $12.1 million or 107 bps in Q3-2010 and 95 bps for LTM

Growth in loans

- Held for investment – 1% increase compared to Q2-2010; 5% increase compared to Q3-2009
- Held for sale – 62% increase compared to Q2-2010; 99% increase compared to Q3-2009
- Total loans – 9% increase compared to Q2-2010; 16% increase compared to Q3-2009

Growth in deposits

- Demand deposits – 12% increase compared to Q2-2010; 49% increase compared to Q3-2009
- Total deposits – increase of 9% compared to Q2-2010; 31% increase compared to Q3-2009

Comparisons based on average balances

TEXAS CAPITAL BANCSHARES, INC.

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6 6 Income Statement(in thousands) Excluding ORE valuation/write-down expense

7 QTD Average Balances, Yields and Rates (in thousands) (in thousands) (in thousands)

8 8 Financial Summary (in thousands)

9 Financial Summary (in thousands) (in thousands) (in thousands)

10 2005 2006 2007 2008 2009 Q3 2010 Non Interest Expense 65344 86912 98606 109651 137733 150311 2005 2006 2007 2008 2009 Q3 2010 Net Interest Income 93624 117170 139752 151737 196691 234292 Non Interest Income 12507 17684 20627 22470 29260 30780 2005 2006 2007 2008 2009* ($ in thousands) Q3-2010^* 106,131 134,854 160,379 174,207 225,951 265,072 Operating Revenue CAGR: 21%Net Interest Income CAGR: 21%Non-interest Income CAGR: 21%Non-interest Expense CAGR: 19% Revenue and Expense Growth ^ Annualized based on 9/30/10 data* Excludes OREO valuation expenses Net Interest Income Non-interest Income Non-interest Expense

11 Deposit and Loan Growth 2005 2006 2007 2008 2009 Q3-2010 Demand Deposits 512 514 529 587 899 1195 Interest Bearing Deposits 1983 2555 2537 2746 3222 4212 Loans HFI* Interest Bearing Deposits Demand Deposits * Excludes loans held for sale. 2005 2006 2007 2008 2009 Q3-2010 Loans Held for Investment 2076 2722 3462 4028 4457 4483 2005 2006 2007 2008 2009 ($ in millions) Q3-2010 Demand Deposit CAGR: 20%Total Deposit CAGR: 18%Loans Held for Investment CAGR: 18%

12 Loan Portfolio Statistics Loan Portfolio Statistics Total Loans $5,882,412 All numbers in thousands.

Credit Quality

Credit experience remains consistent with expectations

- Total credit cost of $17.2 million, representing a $2.1 million increase from Q2-2010
  - Provision of $13.5 million and OREO valuation charge of $3.7 million
  - Reserve balance increased to 1.75%
  - Provision driven by methodology with factors related to challenging economic conditions
- Net charge-offs of $12.1 million in Q3-2010
  - Net charge-offs represent 107 bps for Q3-2010 and 95 bps for last 4 quarters
  - Charge-offs primarily related to 3 relationships
- Non-performing asset levels remains manageable due to strong earnings power
  - NPA decrease of $14.6 million, 3.66% of LHI and OREO
  - Non-accrual loans of $127.1 million, 2.83% of LHI, and OREO $38.6 million
- Tightened credit standards reflect industry and economic conditions

TEXAS CAPITAL BANCSHARES, INC.
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14 Credit Quality Reserve / Loans* 1.75% 1.59% 1.16% .95% .77% Non-accrual loans + OREO to loans* + OREO 3.66% 2.74% 1.81% .69% .37% Reserve to non-accruals .6x .7x 1.0x 1.5x 2.3x Net Charge-offs / Average Loans Trailing 12 months YTD 2010 2009 2008 2007 2006 * Excludes loans held for sale.

15 Closing Comments Strong core earnings powerExceptional deposit growth exceeding growth in loans held for investment Maintaining strong capital positionCredit issues challenging but manageable; provision and chargeoffs are in line with expectationsWell positioned to take advantage of market opportunities as economic conditions improve

Q & A